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                                                                       EXHIBIT 5

                           GIBSON, DUNN & CRUTCHER LLP
                                 Jamboree Center
                                  4 Park Plaza
                            Irvine, California 92614


                                 June 26, 2001


(949) 451-3800                                                     C 29019-00888


Fluor Corporation
One Enterprise Drive
Aliso Viejo, California  92656

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (together with the exhibits thereto, the "Registration Statement"), and the prospectus (the "Prospectus") forming a part thereof, in connection with the registration and issuance of up to $300,000,000 in aggregate initial public offering price of the debt securities, issuable in various series (the "Debt Securities"), of Fluor Corporation, a Delaware corporation (the "Company"). The Debt Securities will be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"); the Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement").

        In addition, we have examined the originals, or copies identified to our satisfaction as being true and complete copies of such other documents and records as we have deemed necessary for the purposes of our opinion. In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion

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Fluor Corporation
June 26, 2001
Page 2


expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

        We have assumed with your permission that:

        (a) the Indenture will be executed and delivered by the Company and the Trustee;

        (b) the terms of the Indenture will not, and the terms of any applicable officer's certificate or supplemental indenture as provided by the terms of the Indenture (each, a "Supplemental Indenture") will be duly established in conformity with the Indenture so as not to, violate any applicable law, the Amended and Restated Certificate of Incorporation or Bylaws of the Company or result in a default under or breach of any agreement or instrument binding on the Company;

        (c) the Trustee will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture and any applicable Supplemental Indenture;

        (d) the execution and delivery of the Indenture and any applicable Supplemental Indenture and the performance of the Trustee's obligations thereunder will be duly authorized by all necessary action on the Trustee's part and the Indenture and any applicable Supplemental Indenture will be duly delivered by the Trustee; and

        (e) the Indenture and any applicable Supplemental Indenture will be enforceable against the Trustee in accordance with their terms.

        Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that, when (1) the Company's board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, (2) the terms of the Debt Securities have been duly established in accordance with the terms of the Indenture and any applicable Supplemental Indenture, (3) the Debt Securities have been duly executed and delivered and have been duly authenticated by the Trustee and have been duly executed and delivered on behalf of the Company against payment therefor, all in accordance with the terms and provisions of the Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and (4) each of the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act of 1933, as amended (the "Securities Act"), the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms.

        The opinion set forth above is subject to the following exceptions, limitations and qualifications, to which we express no opinion:

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Fluor Corporation
June 26, 2001
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        (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors' rights generally and laws affecting distribution by corporations to stockholders;

        (B) the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

        (C) the enforceability of any provision in the Indenture or any applicable Supplemental Indenture regarding rights of indemnity or contribution where such provision is limited by applicable federal or state law or contrary to public policy.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement, the Prospectus and any related Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP
                                            ---------------------------------
                                                GIBSON, DUNN & CRUTCHER LLP


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